UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): September 24, 2010

NORTHPORT NETWORK SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	#000-52728	76-0674579
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 4200, 601 Union Street
Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 652-3451

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 24, 2010, the Company held its annual shareholder meeting in Seattle, Washington at which the following directors were re-appointed to the Board of Directors; Zhao Yan, Zhong Bo Jia, Dr. Jim H. Qian and Yu Jianhua. In addition a nominee who was nominated at the meeting, Xiao Liang Jia, was also elected.

Xiao Liang Jia is currently CEO of Dalian Beigang, a wholly owned subsidiary of Northport Network Systems Inc. He attended the University of Queensland, in Melbourne, Australia, where he majored in Computer Information Management and Engineering. Since 2002, Xiao Liang Jia has worked in a variety of positions in Dalian Beigang including Investment Banking Department Manager and Finance Department Manager until his appointment as CEO in early 2010.

At a Board of Directors meeting of the new directors held on September 25, 2010, a resolution was approved to appoint Zhao Yan as the Company’s new Chief Executive Officer, effective September 25, 2010. Zhao Yan was formerly President of the Company and continues as president as well as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT NETWORK SYSTEMS, INC.

Dated: September 28, 2010	By: /s/ Zhao Yan
Name: Zhao Yan
Title: President